UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2008, Daybreak Oil and Gas, Inc. (“Daybreak” or the “Company”), issued a press release announcing that the Company anticipates the second closing on the sale of property interests located in Tensas and Franklin Parishes, Louisiana, will occur in April.  Under terms of the Purchase and Sale Agreement signed in January, the transaction was scheduled to close in two tranches, the first closing for $2 million, representing 25% of Daybreak's interests closed on January 18, 2008.  The second closing will be in the amount of $6 million for the remaining 75% of the Company's interest, subject to customary closing adjustments.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the update to the closing of the sale of property interests located in Tensas and Franklin Parishes, Louisiana is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits:

99.1    Press Release dated March 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ James F. Westmoreland
James F. Westmoreland, Chief Financial Officer

Date:  March 28, 2008

Exhibits

  99.1    Press Release dated March 28, 2008